Exhibit 99.1

PRESS RELEASE

May 8, 2008

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, (800) 872-7941, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 47th consecutive quarterly cash dividend on its common stock. The dividend of $0.04 per share is payable on June 3, 2008 to holders of record on May 20, 2008. The Company reduced its dividend from $0.08 per share in the previous quarter in order to preserve capital in a market that continues to experience deteriorating housing and real estate values, as well as a tight liquidity environment.

The Company experienced a net loss for the quarter ended March 31, 2008 of $1.9 million, which represented a net loss per share on both a basic and a fully diluted basis of $0.37. In comparison, the Company had net income for the quarter ended March 31, 2007 of $1.5 million, which represented net income per share on a basic and a fully diluted basis of $0.29 and $0.28, respectively. The Company’s net loss for the first quarter of 2008 is largely attributable to the increase in the provision for loan losses of approximately $3.1 million and a decrease in net interest income of approximately $1.8 million. The increase in the provision for loan losses was due to the continued deterioration in our loan portfolio as criticized and nonaccrual loans increased during the first quarter of 2008. The Company’s net interest margin decreased from 3.82% for first quarter of 2007 to 2.37% for the first quarter 2008. The decrease in the net interest income was due to both the Federal Reserve decreasing interest rates 300 basis points since September 2007 and due to the Bank having to write-off approximately $656,000 in accrued interest on loans placed on non-accrual during the first quarter of 2008.

The Bank continued to experience significant deterioration in its construction and acquisition and development loan portfolio during the first quarter of 2008 which was primarily due to a decline in sales activity and property values within the residential real estate market in our market area. The ratio of the Company’s non-performing assets to total loans and other real estate was 2.87% at March 31, 2008, as compared to 1.34% at December 31, 2007. The Bank had $23.8 million of non-performing assets at March 31, 2008, comprised of $18.7 million of non-accrual loans and $5.1 million of foreclosed properties held in other real estate owned. The increase in our non-performing banking loans from $5.6 million at December 31, 2007 to $18.7 million at March 31, 2008 was largely attributable to three construction and development relationships totaling $10.7 million. One of these three relationships totaling approximately $4.9 million is secured by eighty residential home lots in a three phase residential development located in Forsyth County, Georgia. Another of these loan relationships totaling approximately $2.6 million is secured by 283 acres of undeveloped land being held for residential development located in Hall County, Georgia. The borrower had a contract to sell this property that fell through in March 2008. The remaining loan relationship totaling approximately $3.2 million is secured by 41 developed residential home lots and two developed commercial lots located in Bartow County, Georgia. Additionally, the Bank has had $15.9 million in commercial banking loans move to non-performing status since the end of the first quarter of 2008. Of the $15.9 million addition, $13.3 million is related to two loan relationships. One of these loan relationships totaling approximately $10.8 million is secured by a retail shopping center, three office buildings and six commercial lots in Gwinnett County, Georgia. The second of these loan relationships totaling approximately $2.5 million is secured by developed residential home lots located in Walton County, Georgia. If this $15.9 million in non-performing loans were included in the totals at March 31, 2008, total nonperforming bank assets would have been $39.8 million and the ratio of total nonperforming assets to non-performing loans and foreclosed properties would have been 4.80%. Our foreclosed properties include a $3.0 million property that is secured with a residential home located on Lake Lanier in Hall County, Georgia, and two properties, totaling $1.5 million, both of which are automobile service centers. The ratios of net charge-offs to average commercial banking loans outstanding were 0.23% (annualized) for the three months ended March 31, 2008, 0.22% (annualized) for the three months ended March 31, 2007 and 0.11% for the year ended December 31, 2007. The Company’s loan portfolio increased from $815.2 million at December 31, 2007 to $823.9 million at March 31, 2008, an $8.7 million increase.

Don Boggus, the Company’s President and Chief Executive Officer, stated: “We continued to experience the weakness of the housing and real estate markets during the first quarter as we work aggressively to identify credit issues, and pursue favorable resolutions of those issues. Just like the trends at most financial institutions, we have experienced a decline in our asset quality, and we anticipate the environment to remain difficult for the remainder of 2008. Even with earnings being negatively impacted, the Company’s capital ratios were above the “well capitalized” level which is the highest regulatory level. The Company intends on maintaining a capital level that is appropriate for the current environment.”

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $954.1 million and consolidated shareholders’ equity of approximately $65.8 million, or book value of $12.46 per share, as of March 31, 2008. The Company has 11 full service offices, a loan production office and a corporate office, located in seven counties in North Georgia. The Company had approximately 5.3 million shares of common stock outstanding at March 31, 2008. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT.”

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements about: the Company’s ability to identify and resolve credit issues in its loan portfolio; the Company’s ability to maintain certain capital levels; and the Company’s ability to address and cope with earnings pressures resulting from anticipated decreases in net interest margin.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation: the Company’s inability to properly manage its credit exposure, including, without limitation, any failure by the Company to identify and resolve credit problems, and/or to any failure to maintain adequate reserves to protect itself against any losses resulting from those credit problems; further deterioration of the Company’s asset quality, and/or greater deterioration in asset quality than presently anticipated by the Company; further decreases in net interest margin, or decreases in net interest margin that exceed the Company’s expectations; the Company’s inability to cope with earnings pressures resulting from any further decreases in net interest margin; the Company’s inability to maintain certain capital levels; and those other risks and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the captions “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors,” and otherwise in the Company’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.